Exhibit 3.1

DATE 06/30/2020 DOCUMENT ID 202018203934 DESCRIPTION AMENDMENT TO ARTICLES (AMD) FILING 50.00 EXPED 300.00 CERT 0.00 COPY 0.00 Receipt This is not a bill. Please do not remit payment. CT CORPORATION SSTEM 4400 EASTON CMNS SUITE 125 EASTON, OH 4.219 STATE OF OHIO CERTIFICATE Ohio Secretary of State, Frank LaRose 1181191 It is hereby certified that the Secreatary of Stat of Ohio has custody of the business records for AVIENT CORPORATION And, that said business records show the filing and recording of: Document(s) AMENDMENT TO ARTICILES Document No(s): 22018203934 Effective Date: 03/30/2020 Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 30th day of June, A.D. 2020. Ohio Secretary of State United States of America State of Ohio Office of the Secretary of State

DOC ID ----> 202018203934

Form 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910
OhioSoS.gov | business@OhioSoS.gov
File online or for more information: OhioBusinessCentral.gov

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50
Form Must Be Typed

Check appropriate box:

☒ Amendment to existing Articles of Incorporation (125-AMDS)
☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: POLYONE CORPORATION

Charter Number: 1181191

Check one box below and provide information as required:

☐ The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☒ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.): 1701.70(B)(6)

☐ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540 Page 1 of 2 Last Revised: 06/2019

DOC ID ——> 202018203934 Form 540 Page 2 of 2 Last Revised: 06/2019 A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State: With the submission of this amendment, NEW total number of shares: Print Name By (if applicable) Signature Print Name By (if applicable) Signature By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box. If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box. Robert K. James, Assistant Secretary and Assistant Treasurer Robert K. James

DOC ID ——> 202018203934 Form 540 Page 2 of 2 Last Revised: 06/2019 A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Total number of shares previously listed in the Articles or other Amendments with the Ohio Secretary of State: With the submission of this amendment, NEW total number of shares: Print Name By (if applicable) Signature Print Name By (if applicable) Signature By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box. If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box. Robert K. James, Assistant Secretary and Assistant Treasurer Robert K. James